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                   [LETTERHEAD OF WILLKIE FARR & GALLAGHER]



January 22, 1996




Smith Barney Concert Series Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We have acted as counsel to Smith Barney Concert Series Inc. (the "Company"), a corporation organized under the laws of the State of Maryland, in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-1A (the "Registration Statement") relating to the offer and sale of an indefinite number of shares (the "Shares") of the Company's Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock of each of the Fund's High Growth Portfolio, Growth Portfolio, Balanced Portfolio, Conservative Portfolio and Income Portfolio, par value $.001 per share (the "Common Stock").

We have examined copies of the Company's Charter, as amended, and Restated By-Laws, Fund's prospectuses and statement of additional information (the "Statement of Additional Information") included in the Registration Statement, all resolutions adopted to date by the Company's Board of Directors (the "Board") and other records that we have deemed necessary for the purpose of rendering the opinions expressed below. We have also examined such other documents, papers, statutes and authorities as we have deemed necessary to form a basis for those opinions, including a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

In our examination of the materials described above, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinions, we have relied on statements and certificates of officers and representatives of the Company and others.

Based on the foregoing, we are of the opinion that:

         (1) The Company is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

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Smith Barney Concert Series Inc.
January 22, 1996
Page 2

         (2) The 8,772 presently issued and outstanding shares of the High Growth Portfolio of the Company have been validly and legally issued and are fully paid and nonassessable.

         (3) The Shares to be offered for sale pursuant to the Registration Statement are, to the extent of the respective number of shares of each Class of each Portfolio authorized to be issued by the Company in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement will have been validly and legally issued and will be fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Statement of Additional Information and to the filing of this opinion as an exhibit to any application made by or on behalf of the Company or any distributor or dealer in connection with the registration or qualification of the Company or the Shares under the securities laws of any state or other jurisdiction.

We are members of the Bar of the State of New York only and do not opine as to the laws of any jurisdiction other than the laws of the State of New York and the laws of the United States, and the opinions set forth above are, accordingly, limited to the laws of those jurisdictions. As to matters involving the application of the laws of the State of Maryland, we have relied on the opinion of Messrs. Venable, Baetjer and Howard, LLP, appended to this letter.

 Very truly yours,


  /s/ Willkie Farr & Gallagher









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                  [LETTERHEAD OF VENABLE, BAETJER AND HOWARD, LLP]




                                                     January 22, 1996



Willkie Farr & Gallagher
One Citicorp Center
153 East 53rd Street
New York, NY  10022-4677

                  Re:      Smith Barney Concert Series Inc.

Ladies and Gentlemen:

             We have acted as special Maryland counsel for Smith Barney Concert Series Inc., a Maryland corporation (the "Fund"), in connection with the organization of the Fund and the issuance of shares of its Class A Common Stock, Class B Common Stock, Class C Common Stock and Class Y Common Stock (each a "Class") of each of the Fund's High Growth Portfolio, Growth Portfolio, Balanced Portfolio, Conservative Portfolio and Income Portfolio (each a "Portfolio"), par value $.001 per share (collectively the "Shares").

             As special Maryland counsel for the Fund, we are familiar with its Charter and Bylaws. We have examined the prospectuses included in its Registration Statement on Form N-1A, File Nos. 33-64457; 811-7435 (the "Registration Statement"), substantially in the form in which it is to become effective (the "Prospectus"). We have further examined and relied upon a certificate of the Maryland State Department of Assessments and Taxation to the effect that the Fund is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland.

             We have also examined and relied upon such corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein.
We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

             Based on such examination, we are of the opinion and so advise you that:



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Willkie Farr & Gallagher
January 22, 1996
Page 2

                  1. The Fund is duly organized and validly existing as a corporation in good standing under the laws of the State of Maryland.

                  2. The 8,772 presently issued and outstanding shares of the High Growth Portfolio of the Fund have been validly and legally issued and are fully paid and nonassessable.

                  3. The Shares of the Fund to be offered for sale pursuant to the Prospectus are, to the extent of the respective number of Shares of each Class of each Portfolio authorized to be issued by the Fund in its Charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly and legally issued and will be fully paid and nonassessable under the laws of the State of Maryland.

             This letter expresses our opinion with respect to the Maryland General Corporation Law governing matters such as due organization and the authorization and issuance of stock. It does not extend to the securities or "blue sky" laws of Maryland, to federal securities laws or to other laws.

             You may rely upon our foregoing opinion in rendering your opinion to the Fund that is to be filed as an exhibit to the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement.

                                  Very truly yours,

                                  /s/ Venable, Baetjer and Howard, LLP